Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Timothy A. Bonang, Vice President, Investor Relations, or
Elisabeth Heiss, Manager, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces 2011 Second Quarter Results

Newton, MA (July 28, 2011):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and six months ended June 30, 2011.

Results for the quarter ended June 30, 2011:

Normalized funds from operations, or Normalized FFO, for the quarter ended June 30, 2011 were $62.6 million, or $0.44 per share. This compares to Normalized FFO for the quarter ended June 30, 2010 of $53.3 million, or $0.42 per share.

Net income was $51.0 million, or $0.36 per share, for the quarter ended June 30, 2011, compared to net income of $24.6 million, or $0.19 per share, for the quarter ended June 30, 2010.  Net income for the quarter ended June 30, 2011 includes a gain on sale of properties of approximately $21.3 million, or $0.15 per share, related to the sale of seven properties in the second quarter and a loss on early extinguishment of debt of approximately $427,000, or less than $0.01 per share, in connection with replacing our previous $550.0 million revolving credit facility with a new $750.0 million revolving credit facility.  Net income for the quarter ended June 30, 2010 includes a loss on early extinguishment of debt of approximately $2.4 million, or $0.02 per share, related to the redemption of all $97.5 million of our outstanding 7.875% senior notes due 2015 and a non-cash impairment of assets charge of $1.1 million, or $0.01 per share, related to five properties.

The weighted average number of common shares outstanding totaled 141.9 million and 127.4 million for the quarters ended June 30, 2011 and 2010, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to FFO and Normalized FFO for the quarters ended June 30, 2011 and 2010 appears later in this press release.

Results for the six months ended June 30, 2011:

Normalized FFO for the six months ended June 30, 2011 were $124.7 million, or $0.88 per share. This compares to Normalized FFO for the six months ended June 30, 2010 of $108.1 million, or $0.85 per share.

Net income was $82.8 million, or $0.58 per share, for the six months ended June 30, 2011, compared to net income of $54.5 million, or $0.43 per share, for the six months ended June 30, 2010.  Net income for the six months ended June 30, 2011 includes a gain on sale of properties of approximately $21.3 million, or $0.15 per share, related to the sale of seven properties, a loss on early extinguishment of debt of approximately $427,000, or less than $0.01 per share, in connection with replacing our previous $550.0 million revolving credit facility with a new $750.0 million revolving credit facility and a non-cash impairment of assets charge of $166,000, or less than $0.01 per share, related to two properties.  Net income for the six months ended June 30, 2010 includes a loss on early extinguishment of debt of approximately $2.4 million, or $0.02 per share, related to the redemption of all $97.5 million of our outstanding 7.875% senior notes due 2015 and a non-cash impairment of assets charge of $1.1 million, or $0.01 per share, related to five properties.

The weighted average number of common shares outstanding totaled 141.9 million and 127.4 million for the six months ended June 30, 2011 and 2010, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the six months ended June 30, 2011 and 2010 appears later in this press release.

Recent Investment and Sales Activities:

Since April 1, 2011, we have acquired, or we currently have under agreements to acquire, 29 properties for an aggregate purchase price of approximately $360.9 million, including the assumption of approximately $91.8 million of mortgage debt and excluding closing costs:

•                  In March 2011, we agreed to acquire 20 senior living communities located in five states with an aggregate 2,111 living units (814 independent living units, 939 assisted living units, 311 Alzheimer’s care units and 47 skilled nursing beds) for approximately $304.0 million, excluding closing costs.  In June 2011, we acquired 14 of these communities for approximately $196.6 million, excluding closing costs, and in July 2011, we acquired three of these communities for approximately $44.7 million, excluding closing costs.  We funded these acquisitions using cash on hand, proceeds from an equity offering, borrowings under our revolving credit facility and by assuming approximately $48.1 million of mortgage loans in June 2011 and $12.8 million of mortgage loans in July 2011.  Five Star Quality Care, Inc., or Five Star, has agreed to manage 15 of these 20 communities and to lease five of these communities under long term contracts. We refer to the 15 communities as the Managed Communities and the other five communities as the Leased Communities. Twelve of the 17 communities acquired in June and July 2011 are Managed Communities and the other five communities acquired in June and July 2011 are Leased Communities.  The closing of the remaining three Managed Communities are contingent upon customary closing conditions; accordingly, we can provide no assurance that we will purchase these properties.

•                  In April 2011, we agreed to acquire four medical office buildings, or MOBs, located in Alachua (Gainesville), FL with a total of 157,076 square feet for an aggregate purchase price of $19.8 million, including the assumption of approximately $3.7 million of mortgage debt and excluding closing costs.  These properties are 89% leased to 14 tenants for approximately 2.8 years.  In June 2011, we acquired three of these properties for $14.6 million, excluding closing costs.  In July 2011, we acquired the one remaining property for $5.2 million, including the assumption of approximately $3.7 million of mortgage debt and excluding closing costs.

•                  In May 2011, we acquired one senior living community located in Rockford (Chicago area), IL with 73 living units for approximately $7.5 million, excluding closing costs.  We leased this property to Five Star for initial rent of approximately $608,000 per year.  Percentage rent, based on increases in gross revenues at this property, will commence in 2013.

•                  In May 2011, we acquired an MOB located in Shoreview (St. Paul), MN with 49,809 square feet.  This property is 100% leased to four tenants for approximately 7.7 years.  The purchase price was $7.2 million, excluding closing costs.

•                  In May and July 2011, we entered two separate agreements to acquire one senior living community and two MOBs for an aggregate purchase price of $22.7 million, including the assumption of approximately $9.7 million of mortgage debt and excluding closing costs.  The senior living community is located in California and includes 57 assisted living units, and the two MOBs are located in Virginia and include an aggregate of 45,578 square feet.  The closings of these acquisitions are contingent upon completion of our diligence and other customary closing conditions; accordingly, we can provide no assurance that we will purchase these properties.

During the second quarter of 2011, we sold seven properties, including four skilled nursing facilities with 485 beds, two MOBs with an aggregate of 12,578 square feet and one former assisted living community which is being converted to another use, for combined sales prices totaling approximately $39.5 million, excluding closing costs.  We recognized a net gain on sale of these properties of approximately $21.3 million.

In May 2011, we and Five Star entered into a loan agreement under which we agreed to lend Five Star up to $80.0 million, or the Bridge Loan, to fund Five Star’s purchase of six senior living communities.  In June 2011, Five Star acquired two of these senior living communities and, in connection with that acquisition, borrowed $41.0 million under the Bridge Loan; and Five Star subsequently repaid $32.0 million of this advance in June 2011. As of June 30, 2011, there was $9.0 million outstanding and $39.0 million available to borrow under this Bridge Loan.  In July 2011, Five Star acquired one more of these senior living communities, and, in connection with that acquisition, borrowed $15.0 million under the Bridge Loan.  As of July 28, 2011, there is $24.0 million outstanding and $24.0 million available to borrow under this Bridge Loan.  The Bridge Loan is secured by mortgages on three of the senior living communities that Five Star acquired and on four other senior living communities owned by Five Star.  The Bridge Loan matures on July 1, 2012 and bears interest at a rate equal to the annual rates of interest applicable to our borrowings under our revolving credit facility, plus 1%.  We recognized interest income from this Bridge Loan of $58,000 in the three months ended June 30, 2011, which is included in interest and other income in our condensed consolidated statements of income.

In June 2011, we acquired 1.0 million shares of Five Star common stock in Five Star’s public offering of 11.5 million shares of common stock for an aggregate purchase price of $5.0 million.

Recent Financing Activities:

In June 2011, we entered into a new $750.0 million unsecured revolving credit facility that we use for acquisitions, working capital and general business purposes.  The new facility replaces our previous $550.0 million unsecured revolving credit facility, which had a maturity date of December 31, 2011.  The maturity date of the new facility is June 24, 2015 and includes an option for us to extend the facility for one year to June 24, 2016.  Interest paid under the new facility is set at LIBOR plus 160 basis points, subject to adjustments based on our credit ratings.

In July 2011, we issued 11.5 million common shares in a public offering, raising net proceeds of approximately $247.5 million.  We used the net proceeds of this offering to repay borrowings outstanding on our revolving credit facility and for general business purposes, including the partial funding of the July 2011 acquisitions described above.

Conference Call:

On Thursday, July 28, 2011, at 1 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter and six months ended June 30, 2011.  The conference call telephone number is (800) 230-1074.  Participants calling from outside the United States and Canada should dial (612) 288-0329. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Thursday, August 4, 2011. To hear the replay, dial (320) 365-3844.  The replay pass code is: 179320.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.  The recording and retransmission in any way of SNH’s second quarter conference call is strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Second Quarter 2011 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owns 339 properties located in 37 states and Washington, D.C. as of June 30, 2011. SNH is headquartered in Newton, MA.

Financial Information

(in thousands, except per share data)

(unaudited)

Income Statement:

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues:
Rental income	$99,904	$80,765	$197,981	$161,212
Residents fees and services	844	—	844	—
Total revenues	100,748	80,765	198,825	161,212

Expenses:
Depreciation	26,935	22,345	53,296	44,634
Property operating expenses	10,815	4,154	20,818	8,539
General and administrative	6,876	5,403	13,010	10,894
Acquisition related costs	2,814	404	3,927	439
Impairment of assets	—	1,095	166	1,095
Total expenses	47,440	33,401	91,217	65,601

Operating income	53,308	47,364	107,608	95,611

Interest and other income	254	243	509	500
Interest expense	(23,361)	(20,515)	(46,107)	(38,929)
Loss on early extinguishment of debt	(427)	(2,433)	(427)	(2,433)
Gain on sale of properties	21,315	—	21,315	—
Equity in earnings (losses) of an investee	46	(24)	83	(52)
Income before income tax expense	51,135	24,635	82,981	54,697
Income tax expense	(87)	(76)	(158)	(154)
Net income	$51,048	$24,559	$82,823	$54,543

Weighted average shares outstanding	141,869	127,408	141,862	127,394

Net income per share	$0.36	$0.19	$0.58	$0.43

Financial Information (continued)

(in thousands, except per share data)

(unaudited)

Balance Sheet:

	At June 30, 2011	At December 31, 2010
Assets
Real estate properties	$4,076,397	$3,761,712
Less accumulated depreciation	577,277	538,872
	3,499,120	3,222,840
Cash and cash equivalents	28,082	10,866
Restricted cash	5,712	4,994
Deferred financing fees, net	23,718	16,262
Acquired real estate leases, net	70,843	63,593
Loan receivable	9,000	—
Other assets	96,943	74,101
Total assets	$3,733,418	$3,392,656

Commitments and Contingencies

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$184,000	$128,000
Senior unsecured notes, net of discount	670,630	422,880
Secured debt and capital leases	697,531	654,010
Accrued interest	20,093	14,993
Assumed real estate lease obligations, net	18,034	18,239
Other liabilities	40,108	26,557
Total liabilities	1,630,396	1,264,679
Shareholders’ equity	2,103,022	2,127,977
Total liabilities and shareholders’ equity	$3,733,418	$3,392,656

Funds from Operations and Normalized Funds from Operations

(in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Quarter Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income	$51,048	$24,559	$82,823	$54,543
Depreciation expense	26,935	22,345	53,296	44,634
Gain on sale of properties	(21,315)	—	(21,315)	—
FFO	56,668	46,904	114,804	99,177
Acquisition related costs	2,814	404	3,927	439
Loss on early extinguishment of debt	427	2,433	427	2,433
Impairment of assets	—	1,095	166	1,095
Percentage rent (2)	2,700	2,500	5,400	5,000
Normalized FFO	$62,609	$53,336	$124,724	$108,144

Weighted average shares outstanding	141,869	127,408	141,862	127,394

FFO per share	$0.40	$0.37	$0.81	$0.78
Normalized FFO per share	$0.44	$0.42	$0.88	$0.85
Distributions declared per share	$0.37	$0.36	$0.74	$0.72

(1)          We compute FFO and Normalized FFO as shown above.  These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or cash flow from operating activities determined in accordance with GAAP as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe that in order to facilitate a clearer understanding of our consolidated historical operating results, these measures should be considered in conjunction with net income and cash flow from operating activities as presented in our Consolidated Statement of Income.  FFO is computed on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, computed in accordance with GAAP, excluding gain or loss on sale of properties, plus real estate depreciation and amortization.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we include percentage rent and exclude loss on early extinguishment of debt, impairment of assets and acquisition related costs.  We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO and Normalized FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital requirements and operating performance.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

(2)          Our percentage rents are generally determined on an annual basis. We defer recognition of percentage rental income we receive during the first, second and third quarters until the fourth quarter when all contingencies related to percentage rents are satisfied.  Although recognition of this revenue is deferred until the fourth quarter, our Normalized FFO calculation for the first three quarters includes estimated amounts of percentage rents with respect to those periods.  The fourth quarter calculation of Normalized FFO excludes percentage rents we presented for the first three quarters.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS,

•                  ACTUAL ANNUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM ON DRAWINGS BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THE CREDIT FACILITY.  ALSO, ACTUAL ANNUAL COSTS UNDER THE CREDIT FACILITY MAY BE HIGHER THAN LIBOR PLUS A PREMIUM ON DRAWINGS BECAUSE THE INTEREST RATE WILL INCREASE IF OUR CREDIT RATINGS DECREASE, AND

•                  OUR PENDING ACQUISITIONS OF SENIOR LIVING COMMUNITIES AND MOBS ARE CONTINGENT UPON OUR COMPLETION OF DILIGENCE AND / OR OTHER CUSTOMARY CLOSING CONDITIONS.  ACCORDINGLY, SOME OR ALL OF THESE PURCHASES MAY BE DELAYED OR MAY NOT OCCUR.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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